Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER OPERATING RESULTS

Dallas, TX — July 25, 2023 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2023.
“I am incredibly pleased with our second quarter and year to date results,” said C. Malcolm Holland, III. “We increased our deposits by $200 million with only 1% in brokered, grew capital by $32 million, expanded our CET1 ratio by 44 basis points and decreased our commercial real estate exposure. We continue to see positive results in all these areas as we progress through the start of the third quarter.”

	Quarter to Date		Year to Date
Financial Highlights	Q2 2023	Q1 2023	Q2 2023	Q2 2022
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$33,730	$38,411	$72,141	$63,096
Diluted EPS	0.62	0.70	1.32	1.19
Book value per common share	27.48	27.54	27.48	26.50
Return on average assets[2]	1.10%	1.28%	1.18%	1.23%
Efficiency ratio	49.94	48.42	49.17	51.76
Return on average equity[2]	8.96	10.55	9.74	9.07
Non-GAAP[1]
Operating earnings	$34,673	$43,274	$77,947	$63,869
Diluted operating EPS	0.64	0.79	1.43	1.20
Tangible book value per common share	19.41	19.43	19.41	18.20
Pre-tax, pre-provision operating earnings	58,520	66,461	124,981	89,265
Pre-tax, pre-provision operating return on average assets[2]	1.90%	2.21%	2.05%	1.74%
Pre-tax, pre-provision operating return on average loans [2]	2.43	2.84	2.63	2.34
Operating return on average assets[2]	1.13	1.44	1.28	1.24
Operating efficiency ratio	48.90	45.63	47.21	51.22
Return on average tangible common equity[2]	13.35	15.81	14.55	14.17
Operating return on average tangible common equity[2]	13.70	17.72	15.66	14.34
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Second Quarter Results

•Total deposits increased by $199.2 million, or 8.8% annualized;
•Loan to deposit ratio has decreased 3% from March 31, 2023;
•Uninsured and uncollateralized deposits decreased to 33.3% as of June 30, 2023 compared to 36.5% as of March 31, 2023;
•Common Equity Tier 1 increased 44 basis points to 9.76% driven by a decrease in risk-weighted assets;
•Acquisition, development, and construction (“ADC”) loans decreased 9.3% from March 31, 2023 and as a percentage of risk-based capital (“RBC”) decreased from 129.2% to 115.1%;
•Total ADC/CRE loans decreased 0.2% from March 31, 2023 and as a percentage of RBC decreased from 333.7% to 327.2%;
•ACL to total loans increased to 1.05%;
•Non-performing assets (“NPAs”) to total assets increased to 0.55%, or 20 bps, from March 31, 2023;
•Annualized net charge-offs to average loans outstanding were 48 bps for the second quarter of 2023 compared to 4 bps for the three months ended March 31, 2023; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on August 25, 2023.

Results of Operations for the Three Months Ended June 30, 2023
Net Interest Income
For the three months ended June 30, 2023, net interest income before provision for credit losses was $100.8 million and net interest margin was 3.51% compared to $103.4 million and 3.69%, respectively, for the three months ended March 31, 2023. The $2.6 million decrease in net interest income before provision for credit losses was primarily due to a $7.1 million increase in interest expense on certificates and other time deposits, a $5.2 million increase in advances from the Federal Home Loan Bank (“FHLB”), a $3.1 million increase in transaction and savings deposits driven by an increase in funding costs on deposits, and an $822 thousand decrease in interest income on debt securities. The decrease was partially offset by a $12.0 million increase in interest income on loans driven by an increase in loan yields and average balances and a $2.0 million increase in interest income on deposits in financial institutions and fed funds sold during the three months ended June 30, 2023. Net interest margin decreased 18 basis points compared to the three months ended March 31, 2023, primarily due to the increase in funding costs on deposits and FHLB borrowing costs during three months ended June 30, 2023, partially offset by an increase in loan yields and average balances.
Compared to the three months ended June 30, 2022, net interest income before provision for credit losses for the three months ended June 30, 2023 increased by $16.4 million, or 19.4%. The increase was primarily due to a $81.5 million increase in interest income on loans driven by an increase in average balances and loan yields and a $6.8 million increase in deposits in financial institutions and fed funds sold, partially offset by a $28.9 million increase in transaction and savings deposits, a $26.6 million increase in certificates and other time deposits and a $16.4 million increase in advances from FHLB driven by an increase in funding costs. Net interest margin increased 9 basis points to 3.51% for the three months ended June 30, 2023 from 3.42% for the three months ended June 30, 2022. The increase was primarily due to the increase in average balances and loan yields during the three months ended June 30, 2023, partially offset by an increase in funding costs.

Noninterest Income
Noninterest income for the three months ended June 30, 2023 was $13.7 million, an increase of $161 thousand, or 1.2%, compared to the three months ended March 31, 2023. The increase was primarily due to a $2.0 million increase in equity method investment income and a loss on sales of investment securities in the first quarter of 2023 of $5.3 million. The increase was partially offset by a $5.5 million decrease in government guaranteed loan income primarily driven by a decrease in USDA loans sold.
Compared to the three months ended June 30, 2022, noninterest income for the three months ended June 30, 2023 increased by $3.3 million, or 31.9%. The increase was primarily due to a $3.4 million increase in government guaranteed loan income, primarily driven by an increase in USDA loans sold through NAC and a $1.6 million increase in other noninterest income. The increase was partially offset by a $865 thousand decrease in loan fees driven by a $562 thousand decrease in syndication fees, a $481 thousand decrease in equity method investment income, and a decrease of $360 thousand in customer swap income.

Noninterest Expense
Noninterest expense was $57.2 million for the three months ended June 30, 2023, compared to $56.6 million for the three months ended March 31, 2023, an increase of $582 thousand, or 1.0%. The increase was primarily due to a $2.5 million increase in professional and regulatory fees driven by FDIC assessment fees that increased when the Company crossed $10 billion in total assets, an increase of $848 thousand in marketing expense, and a $777 thousand increase in other noninterest expense. The increase is partially offset by a $3.2 million decrease in salaries and employee benefits.
Compared to the three months ended June 30, 2022, noninterest expense for the three months ended June 30, 2023 increased by $9.0 million, or 18.8%. The increase was primarily driven by a $4.0 million increase in professional and regulatory fees driven by FDIC assessment fees that increased when the Company crossed $10 billion in total assets, a $1.7 million increase in salaries and employee benefits, a $1.7 million increase in other noninterest expenses, a $1.3 million increase in data processing and software expenses and a $331 thousand increase in occupancy and equipment expenses.

Financial Condition
Total LHI was $9.71 billion at June 30, 2023, an increase of $16.0 million, or 0.7% annualized, compared to March 31, 2023. The increase was the result of the continued execution, and success of our loan growth strategy, including our continued investment in talent.
Total deposits were $9.23 billion at June 30, 2023, an increase of $199.2 million, or 8.8% annualized, compared to March 31, 2023. The increase was primarily the result of an increase of $98.2 million in interest-bearing deposits, an increase of $32.1 million in certificates and other time deposits, an increase of $21.7 million in non-interest bearing deposits, and an increase of $47.1 million in correspondent money market account balances. As of June 30, 2023, uninsured deposits were 33.26% of total deposits compared to 38.92% as of March 31, 2023.

Credit Quality
Nonperforming assets totaled $68.3 million, or 0.55% of total assets, at June 30, 2023, compared to $44.5 million, or 0.35% of total assets, at March 31, 2023. The Company had net charge-offs of $11.5 million for the quarter.
The Company recorded a provision for credit losses of $15.0 million for the three months ended June 30, 2023, a $9.4 million provision for credit losses for the three months ended March 31, 2023 and a $9.0 million provision for credit losses for the three months ended June 30, 2022. The recorded provision for credit losses for the three months ended June 30, 2023, compared to the three months ended March 31, 2023, was primarily attributable to an increase in general reserves as a result of changes in economic factors and loan growth. The Company recorded a benefit for unfunded commitments of $1.1 million for the three months ended June 30, 2023, a $1.5 million provision for unfunded commitments for the three months ended March 31, 2023, and no provision for unfunded commitments for the three months ended June 30, 2022. The recorded benefit for unfunded commitments for the three months ended June 30, 2023, compared to the three months ended March 31, 2023, was attributable to a decrease in unfunded commitment balances partially offset by changes in economic factors. Allowance for credit loss (“ACL”) as a percentage of LHI was 1.05%, 1.02% and 0.94% at June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

Dividend Information

After the close of the market on Tuesday, July 25, 2023, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after August 25, 2023 to stockholders of record as of the close of business on August 10, 2023.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, pre-tax, pre-provision operating return on average loans, pre-tax, pre-provision operating return on average loans, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, July 26, 2023, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/xu9w726g and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at: https://register.vevent.com/register/BI4c4f56cfcc834a4f9ccbaba9c815983a. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; a continuation of recent turmoil in the banking industry, responsive measures to mitigate and manage it and related supervisory and regulatory actions and costs and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.62	$0.71	$0.74	$0.80	$0.55	$1.33	$1.21
Diluted EPS	0.62	0.70	0.73	0.79	0.54	1.32	1.19
Book value per common share	27.48	27.54	26.83	26.15	26.50	27.48	26.50
Tangible book value per common share[1]	19.41	19.43	18.64	17.91	18.20	19.41	18.20
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.40	0.40

Common Stock Data:
Shares outstanding at period end	54,261	54,229	54,030	53,988	53,951	54,261	53,951
Weighted average basic shares outstanding for the period	54,247	54,149	54,011	53,979	53,949	54,199	52,331
Weighted average diluted shares outstanding for the period	54,486	54,606	54,780	54,633	54,646	54,546	53,121

Summary of Credit Ratios:
ACL to total LHI	1.05%	1.02%	0.96%	0.94%	0.94%	1.05%	0.94%
NPAs to total assets	0.55	0.35	0.36	0.26	0.40	0.55	0.40
NPAs, excluding nonaccrual purchase credit deteriorated (“PCD”) loans, to total assets[3]	0.44	0.25	0.25	0.26	0.40	0.44	0.40
Net charge-offs to average loans outstanding[4]	0.48	0.04	0.24	0.12	0.04	0.26	0.14

Summary Performance Ratios:
Return on average assets[4]	1.10%	1.28%	1.35%	1.50%	1.11%	1.18%	1.23%
Return on average equity[4]	8.96	10.55	11.03	11.82	8.21	9.74	9.07
Return on average tangible common equity[1,4]	13.35	15.81	16.75	17.82	12.68	14.55	14.17
Efficiency ratio	49.94	48.42	47.63	44.71	50.76	49.17	51.76
Net interest margin	3.51	3.69	3.87	3.77	3.42	3.60	3.32

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.64	$0.79	$0.74	$0.80	$0.55	$1.43	$1.20
Pre-tax, pre-provision operating return on average assets[1,4]	1.90%	2.21%	2.15%	2.20%	1.76%	2.05%	1.74%
Pre-tax, pre-provision operating return on average loans[1,4]	2.43	2.84	2.78	2.88	2.35	2.63	2.34
Operating return on average assets[1,4]	1.13	1.44	1.36	1.51	1.12	1.28	1.24
Operating return on average tangible common equity[1,4]	13.70	17.72	16.95	17.94	12.77	15.66	14.34
Operating efficiency ratio[1]	48.90	45.63	47.11	44.37	50.45	47.21	51.22

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.23%	12.09%	12.20%	12.69%	13.51%	12.16%	13.54%
Tangible common equity to tangible assets[1]	8.76	8.66	8.60	8.58	9.04	8.76	9.04
Tier 1 capital to average assets (leverage)	9.80	9.67	9.82	9.79	10.14	9.80	10.14
Common equity tier 1 capital	9.76	9.32	9.09	9.09	9.25	9.76	9.25
Tier 1 capital to risk-weighted assets	10.01	9.56	9.34	9.35	9.52	10.01	9.52
Total capital to risk-weighted assets	12.51	11.99	11.63	11.68	11.95	12.51	11.95
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$663,921	$808,395	$436,077	$433,897	$410,716
Debt securities, net	1,144,020	1,150,959	1,282,460	1,303,004	1,354,403
Other investments	138,894	137,621	122,450	115,551	202,685

Loans held for sale	29,876	42,816	20,641	17,644	14,210
LHI, MW	436,255	437,501	446,227	523,805	629,291
LHI, excluding MW	9,257,183	9,237,159	9,036,424	8,513,254	7,923,131
Total loans	9,723,314	9,717,476	9,503,292	9,054,703	8,566,632
ACL, loans	(102,150)	(98,694)	(91,052)	(85,037)	(80,576)
Bank-owned life insurance	84,375	84,962	84,496	84,030	84,097
Bank premises, furniture and equipment, net	105,986	107,540	108,824	108,720	108,769
Other real estate owned (“OREO”)	—	—	—	—	1,032
Intangible assets, net of accumulated amortization	48,293	51,086	53,213	56,238	59,011
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	259,263	245,690	250,149	238,896	193,590
Total assets	$12,470,368	$12,609,487	$12,154,361	$11,714,454	$11,304,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,234,109	$2,212,389	$2,640,617	$2,811,412	$2,947,830
Interest-bearing transaction and savings deposits	3,590,253	3,492,011	3,514,729	3,437,898	3,233,803
Certificates and other time deposits	2,928,949	2,896,870	2,086,642	1,667,364	1,562,626
Correspondent money market deposits	480,598	433,468	881,246	831,770	773,447
Total deposits	9,233,909	9,034,738	9,123,234	8,748,444	8,517,706
Accounts payable and other liabilities	190,900	171,985	177,579	173,198	126,116
Advances from FHLB	1,325,000	1,680,000	1,175,000	1,150,000	1,000,000
Subordinated debentures and subordinated notes	229,279	229,027	228,775	228,524	228,272
Securities sold under agreements to repurchase	—	—	—	2,389	3,275
Total liabilities	10,979,088	11,115,750	10,704,588	10,302,555	9,875,369
Commitments and contingencies
Stockholders’ equity:
Common stock	609	609	607	606	606
Additional paid-in capital	1,311,687	1,308,345	1,306,852	1,303,171	1,300,170
Retained earnings	429,753	406,873	379,299	350,195	317,664
Accumulated other comprehensive loss	(83,187)	(54,508)	(69,403)	(74,491)	(21,416)
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,491,280	1,493,737	1,449,773	1,411,899	1,429,442
Total liabilities and stockholders’ equity	$12,470,368	$12,609,487	$12,154,361	$11,714,454	$11,304,811

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$163,727	$151,707	$136,846	$109,199	$82,191	$315,434	$153,634
Debt securities	10,166	10,988	10,880	10,462	9,632	21,154	17,394
Deposits in financial institutions and Fed Funds sold	7,507	5,534	3,401	1,898	714	13,041	976
Equity securities and other investments	1,118	1,408	1,087	1,666	1,057	2,526	1,967
Total interest income	182,518	169,637	152,214	123,225	93,594	352,155	173,971
Interest expense:
Transaction and savings deposits	32,957	29,857	24,043	12,897	4,094	62,814	5,845
Certificates and other time deposits	28,100	20,967	8,543	3,919	1,465	49,067	2,845
Advances from FHLB	17,562	12,358	10,577	2,543	834	29,920	2,381
Subordinated debentures and subordinated notes	3,068	3,066	2,954	2,826	2,721	6,134	5,380
Total interest expense	81,687	66,248	46,117	22,185	9,114	147,935	16,451
Net interest income	100,831	103,389	106,097	101,040	84,480	204,220	157,520
Provision for credit losses[1]	15,000	9,385	11,800	6,650	9,000	24,385	8,500
(Benefit) provision for unfunded commitments	(1,129)	1,497	(523)	850	—	368	493
Net interest income after provisions	86,960	92,507	94,820	93,540	75,480	179,467	148,527
Noninterest income:
Service charges and fees on deposit accounts	5,272	5,017	5,173	5,217	5,039	10,289	9,749
Loan fees	1,520	2,064	2,477	2,786	2,385	3,584	5,179
Loss on sales of investment securities	—	(5,321)	—	—	—	(5,321)	—
Gain on sales of mortgage loans held for sale	40	6	4	16	223	46	530
Government guaranteed loan income, net	4,144	9,688	7,808	572	789	13,832	5,680
Equity method investment income (loss)	485	(1,521)	(5,416)	(1,058)	966	(1,036)	1,333
Customer swap income	961	217	2,273	3,358	1,321	1,178	2,267
Other income (loss)	1,270	3,381	2,007	2,130	(345)	4,651	737
Total noninterest income	13,692	13,531	14,326	13,021	10,378	27,223	25,475
Noninterest expense:
Salaries and employee benefits	28,650	31,865	33,690	29,714	26,924	60,515	54,437
Occupancy and equipment	4,827	4,973	5,116	4,615	4,496	9,800	9,013
Professional and regulatory fees	6,868	4,389	4,401	3,718	2,865	11,257	6,023
Data processing and software expense	4,709	4,720	4,197	3,509	3,386	9,429	6,307
Marketing	2,627	1,779	1,841	1,845	2,306	4,406	3,493
Amortization of intangibles	2,468	2,495	2,495	2,494	2,495	4,963	4,990
Telephone and communications	355	478	358	389	352	833	737
Merger and acquisition (“M&A”) expense	—	—	—	384	295	—	995
Other	6,693	5,916	5,261	4,323	5,034	12,609	8,730
Total noninterest expense	57,197	56,615	57,359	50,991	48,153	113,812	94,725
Income before income tax expense	43,455	49,423	51,787	55,570	37,705	92,878	79,277
Income tax expense	9,725	11,012	11,890	12,248	8,079	20,737	16,181
Net income	$33,730	$38,411	$39,897	$43,322	$29,626	$72,141	$63,096
Net income available to common stockholders	$33,730	$38,411	$39,897	$43,322	$29,626	$72,141	$63,096

Basic EPS	$0.62	$0.71	$0.74	$0.80	$0.55	$1.33	$1.21
Diluted EPS	$0.62	$0.70	$0.73	$0.79	$0.54	$1.32	$1.19
Weighted average basic shares outstanding	54,247	54,149	54,011	53,979	53,949	54,199	52,331
Weighted average diluted shares outstanding	54,486	54,606	54,780	54,633	54,646	54,546	53,121
1 Includes provision for credit losses on loans of $23.5 million and available for sale (“AFS”) securities of $885 thousand for the six months ended June 30, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(In thousands, except percentages)
Assets
Interest-earning assets:
Loans[1]	$9,285,550	$158,685	6.85%	$9,141,137	$146,801	6.51%	$7,558,966	$78,262	4.15%
LHI, MW	371,763	5,042	5.44	360,172	4,906	5.52	479,187	3,929	3.29
Debt securities	1,133,845	10,166	3.60	1,252,457	10,988	3.56	1,318,502	9,632	2.93
Interest-bearing deposits in other banks	583,818	7,507	5.16	478,345	5,534	4.69	369,847	714	0.77
Equity securities and other investments	137,868	1,118	3.25	124,985	1,408	4.57	167,327	1,057	2.53
Total interest-earning assets	11,512,844	182,518	6.36	11,357,096	169,637	6.06	9,893,829	93,594	3.79
ACL, loans	(102,559)			(92,664)			(74,268)
Noninterest-earning assets	939,938			949,881			892,102
Total assets	$12,350,223			$12,214,313			$10,711,663

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,919,745	$32,957	3.37%	$4,150,995	$29,857	2.92%	$3,770,098	$4,094	0.44%
Certificates and other time deposits	2,873,548	28,100	3.92	2,588,728	20,967	3.28	1,459,690	1,465	0.40
Advances from FHLB and Other	1,472,912	17,562	4.78	1,122,683	12,358	4.46	828,769	834	0.40
Subordinated debentures and subordinated notes	229,151	3,068	5.37	231,251	3,066	5.38	232,043	2,721	4.70
Total interest-bearing liabilities	8,495,356	81,687	3.86	8,093,657	66,248	3.32	6,290,600	9,114	0.58

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,175,002			2,470,700			2,870,692
Other liabilities	169,240			173,380			102,994
Total liabilities	10,839,598			10,737,737			9,264,286
Stockholders’ equity	1,510,625			1,476,576			1,447,377
Total liabilities and stockholders’ equity	$12,350,223			$12,214,313			$10,711,663

Net interest rate spread[2]			2.50%			2.74%			3.21%
Net interest income and margin[3]		$100,831	3.51%		$103,389	3.69%		$84,480	3.42%

1 Includes average outstanding balances of loans held for sale of $23,374, $19,679 and $12,112 for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$9,213,742	$305,486	6.69%	$7,233,431	$146,636	4.09%
LHI, WH	366,000	9,948	5.48	450,592	6,998	3.13
Debt securities	1,192,823	21,154	3.58	1,230,159	17,394	2.85
Interest-bearing deposits in other banks	531,373	13,041	4.95	461,844	976	0.43
Equity securities and other investments	131,462	2,526	3.87	178,602	1,967	2.22
Total interest-earning assets	11,435,400	352,155	6.21	9,554,628	173,971	3.67
ACL	(97,639)			(76,046)
Noninterest-earning assets	944,883			878,679
Total assets	$12,282,644			$10,357,261

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,033,975	$62,814	3.14%	$3,621,697	$5,845	0.33%
Certificates and other time deposits	2,731,925	49,067	3.62	1,480,654	2,845	0.39
Advances from FHLB and Other	1,298,765	29,920	4.65	803,295	2,381	0.60
Subordinated debentures and subordinated notes	230,195	6,134	5.37	231,959	5,380	4.68
Total interest-bearing liabilities	8,294,860	147,935	3.60	6,137,605	16,451	0.54

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,322,790			2,731,869
Other liabilities	171,299			85,126
Total liabilities	10,788,949			8,954,600
Stockholders’ equity	1,493,695			1,402,661
Total liabilities and stockholders’ equity	$12,282,644			$10,357,261

Net interest rate spread[2]			2.61%			3.13%
Net interest income and margin[3]		$204,220	3.60%		$157,520	3.32%
1 Includes average outstanding balances of loans held for sale of $21,537 and $12,440 for the six months ended June 30, 2023 and 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Average yield on interest-earning assets:
Loans[1]	6.85%	6.51%	5.98%	5.01%	4.15%
LHI, MW	5.44	5.52	5.20	4.11	3.29
Debt securities	3.60	3.56	3.36	3.05	2.93
Interest-bearing deposits in other banks	5.16	4.69	3.81	2.17	0.77
Equity securities and other investments	3.25	4.57	3.62	3.25	2.53
Total interest-earning assets	6.36%	6.06%	5.55%	4.59%	3.79%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	3.37%	2.92%	2.21%	1.23%	0.44%
Certificates and other time deposits	3.92	3.28	1.90	0.94	0.40
Advances from FHLB	4.78	4.46	3.91	1.12	0.40
Subordinated debentures and subordinated notes	5.37	5.38	5.12	4.85	4.70
Total interest-bearing liabilities	3.86%	3.32%	2.47%	1.27%	0.58%

Net interest rate spread[2]	2.50%	2.74%	3.08%	3.32%	3.21%
Net interest margin[3]	3.51%	3.69%	3.87%	3.77%	3.42%
1Includes average outstanding balances of loans held for sale of $23,374, $19,679, $15,296, $14,023 and $12,112 for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Average cost of interest-bearing deposits	3.61%	3.06%	2.12%	1.15%	0.43%
Average costs of total deposits, including noninterest-bearing	2.73	2.24	1.46	0.76	0.28

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial (“C&I”)	$2,850,084	30.7%	$2,895,957	31.3%	$2,942,348	32.4%	$2,743,769	32.2%	$2,457,742	31.0%
Real Estate:
Owner occupied commercial (“OOCRE”)	671,602	7.2	631,563	6.8	715,829	7.9	677,705	7.9	646,723	8.1
Non-owner occupied commercial (“NOOCRE”)	2,509,731	27.1	2,505,344	27.1	2,341,379	25.9	2,273,305	26.6	2,203,970	27.8
Construction and land	1,659,700	17.9	1,831,349	19.8	1,787,400	19.7	1,673,997	19.6	1,532,997	19.3
Farmland	51,663	0.6	51,680	0.6	43,500	0.5	43,569	0.5	47,319	0.6
1-4 family residential	923,442	10.0	896,252	9.7	894,456	9.9	858,693	10.1	765,260	9.6
Multi-family residential	592,473	6.4	432,209	4.6	322,679	3.6	252,244	3.0	276,632	3.5
Consumer	11,189	0.1	8,316	0.1	7,806	0.1	7,465	0.1	7,520	0.1
Total LHI	$9,269,884	100%	$9,252,670	100%	$9,055,397	100%	$8,530,747	100%	$7,938,163	100%

MW	436,255		437,501		446,227		523,805		629,291

Total LHI[1]	$9,706,139		$9,690,171		$9,501,624		$9,054,552		$8,567,454

Deposits
Noninterest-bearing	$2,234,109	24.2%	$2,212,389	24.5%	$2,640,617	28.9%	$2,811,412	32.1%	$2,947,830	34.6%
Interest-bearing transaction	676,653	7.3	866,609	9.6	622,814	6.8	603,729	6.9	660,557	7.8
Money market	2,816,769	30.5	2,518,922	27.9	2,773,622	30.4	2,701,762	30.9	2,443,748	28.7
Savings	96,831	1.0	106,480	1.2	118,293	1.3	132,407	1.5	129,498	1.5
Certificates and other time deposits	2,928,949	31.7	2,896,870	32.0	2,086,642	22.9	1,667,364	19.1	1,562,626	18.3
Correspondent money market accounts	480,598	5.2	433,468	4.8	881,246	9.7	831,770	9.5	773,447	9.1
Total deposits	$9,233,909	100%	$9,034,738	100%	$9,123,234	100%	$8,748,444	100%	$8,517,706	100%

Loan to Deposit Ratio	105.1%		107.3%		104.1%		103.5%		100.6%

Loan to Deposit Ratio, excluding MW	100.4%		102.4%		99.3%		97.5%		93.2%

1 Total LHI does not include deferred fees of $12.7 million, $15.5 million, $19.0 million, $17.5 million and $15.0 million at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	June 30, 2023	Jun 30, 2022
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$54,055	$31,452	$30,364	$30,592	$42,242	$54,055	$42,242
Nonaccrual PCD loans[1]	13,721	12,784	13,178	—	—	13,721	—
Accruing loans 90 or more days past due[2]	528	296	125	—	1,753	528	1,753
Total nonperforming loans held for investment (“NPLs”)	68,304	44,532	43,667	30,592	43,995	68,304	43,995
OREO	—	—	—	—	1,032	—	1,032
Total NPAs	$68,304	$44,532	$43,667	$30,592	$45,027	$68,304	$45,027

Charge-offs:
OOCRE	$—	$(116)	$—	$(1,061)	$(244)	$(116)	$(1,585)
NOOCRE	(8,215)	—	(1,019)	(838)	—	(8,215)	(553)
C&I	(3,540)	(1,051)	(5,449)	(460)	(528)	(4,591)	(3,822)
Consumer	(92)	(62)	(41)	(19)	(1,091)	(154)	(1,225)
Total charge-offs	(11,847)	(1,229)	(6,509)	(2,378)	(1,863)	(13,076)	(7,185)

Recoveries:
1-4 family residential	1	1	24	4	3	2	3
OOCRE	—	—	26	—	245	—	245
NOOCRE	150	—	229	3	93	150	493
C&I	106	364	415	177	572	470	716
Consumer	46	6	30	5	41	52	50
Total recoveries	303	371	724	189	954	674	1,507

Net charge-offs	$(11,544)	$(858)	$(5,785)	$(2,189)	$(909)	$(12,402)	$(5,678)

ACL	$102,150	$98,694	$91,052	$85,037	$80,576	$102,150	$80,576

Asset Quality Ratios:
NPAs to total assets	0.55%	0.35%	0.36%	0.26%	0.40%	0.55%	0.40%
NPAs, excluding nonaccrual PCD loans, to total assets	0.44	0.25	0.25	0.26	0.40	0.44	0.40
NPLs to total LHI	0.71	0.47	0.48	0.35	0.55	0.71	0.55
NPLs, excluding nonaccrual PCD loans, to total LHI	0.56	0.33	0.32	0.34	0.51	0.56	0.51
ACL to total LHI	1.05	1.02	0.96	0.94	0.94	1.05	0.94
Net charge-offs to average loans outstanding[3]	0.48	0.04	0.24	0.12	0.04	0.26	0.14
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,491,280	$1,493,737	$1,449,773	$1,411,899	$1,429,442
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(33,371)	(35,808)	(38,247)	(40,684)	(43,122)
Tangible common equity	$1,053,457	$1,053,477	$1,007,074	$966,763	$981,868
Common shares outstanding	54,261	54,229	54,030	53,988	53,951

Book value per common share	$27.48	$27.54	$26.83	$26.15	$26.50
Tangible book value per common share	$19.41	$19.43	$18.64	$17.91	$18.20

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,491,280	$1,493,737	$1,449,773	$1,411,899	$1,429,442
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(33,371)	(35,808)	(38,247)	(40,684)	(43,122)
Tangible common equity	$1,053,457	$1,053,477	$1,007,074	$966,763	$981,868
Tangible Assets
Total assets	$12,470,368	$12,609,487	$12,154,361	$11,714,454	$11,304,811
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(33,371)	(35,808)	(38,247)	(40,684)	(43,122)
Tangible Assets	$12,032,545	$12,169,227	$11,711,662	$11,269,318	$10,857,237
Tangible Common Equity to Tangible Assets	8.76%	8.66%	8.60%	8.58%	9.04%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	June 30, 2023	Jun 30, 2022
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$33,730	$38,411	$39,897	$43,322	$29,626	$72,141	$63,096
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$35,656	$40,337	$41,823	$45,248	$31,552	$75,993	$66,948

Average Tangible Common Equity
Total average stockholders' equity	$1,510,625	$1,476,576	$1,434,818	$1,453,816	$1,447,377	$1,493,695	$1,402,661
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,234)
Average core deposit intangibles	(34,969)	(37,361)	(39,792)	(42,230)	(44,720)	(36,159)	(45,932)
Average tangible common equity	$1,071,204	$1,034,763	$990,574	$1,007,134	$998,205	$1,053,084	$952,495
Return on Average Tangible Common Equity (Annualized)	13.35%	15.81%	16.75%	17.82%	12.68%	14.55%	14.17%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	June 30, 2023	Jun 30, 2022
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$33,730	$38,411	$39,897	$43,322	$29,626	$72,141	$63,096

Plus: Severance payments[1]	1,194	835	630	—	—	2,029	—
Plus: Loss on sale of debt securities AFS, net	—	5,321	—	—	—	5,321	—
Plus: M&A expenses	—	—	—	384	295	—	995
Operating pre-tax income	34,924	44,567	40,527	43,706	29,921	79,491	64,091
Less: Tax impact of adjustments	251	1,293	132	81	66	1,544	222
Operating earnings	$34,673	$43,274	$40,395	$43,625	$29,855	$77,947	$63,869

Weighted average diluted shares outstanding	54,486	54,606	54,780	54,633	54,646	54,546	53,121
Diluted EPS	$0.62	$0.70	$0.73	$0.79	$0.54	$1.32	$1.19
Diluted operating EPS	$0.64	$0.79	$0.74	$0.80	$0.55	$1.43	$1.20
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended					Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	June 30, 2023	Jun 30, 2022
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$33,730	$38,411	$39,897	$43,322	$29,626	$72,141	$63,096
Plus: Provision for income taxes	9,725	11,012	11,890	12,248	8,079	20,737	16,181
Plus: Provision for credit losses and unfunded commitments	13,871	10,882	11,277	7,500	9,000	24,753	8,993
Plus: Severance payments	1,194	835	630	—	—	2,029	—
Plus: Loss on sale of debt securities AFS, net	—	5,321	—	—	—	5,321	—
Plus: M&A expenses	—	—	—	384	295	—	995
Pre-tax, pre-provision operating earnings	$58,520	$66,461	$63,694	$63,454	$47,000	$124,981	$89,265

Average total assets	$12,350,223	$12,214,313	$11,761,044	$11,460,857	$10,711,663	$12,282,644	$10,357,261
Pre-tax, pre-provision operating return on average assets[1]	1.90%	2.21%	2.15%	2.20%	1.76%	2.05%	1.74%

Average loans	$9,657,313	$9,501,309	$9,103,552	$8,729,093	$8,038,153	$9,579,742	$7,684,023
Pre-tax, pre-provision operating return on average loans[1]	2.43%	2.84%	2.78%	2.88%	2.35%	2.63%	2.34%

Average total assets	$12,350,223	$12,214,313	$11,761,044	$11,460,857	$10,711,663	$12,282,644	$10,357,261
Return on average assets[1]	1.10%	1.28%	1.35%	1.50%	1.11%	1.18%	1.23%
Operating return on average assets[1]	1.13	1.44	1.36	1.51	1.12	1.28	1.24

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$34,673	$43,274	$40,395	$43,625	$29,855	$77,947	$63,869
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Operating earnings adjusted for amortization of core deposit intangibles	$36,599	$45,200	$42,321	$45,551	$31,781	$81,799	$67,721

Average Tangible Common Equity
Total average stockholders' equity	$1,510,625	$1,476,576	$1,434,818	$1,453,816	$1,447,377	$1,493,695	$1,402,661
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,234)
Less: Average core deposit intangibles	(34,969)	(37,361)	(39,792)	(42,230)	(44,720)	(36,159)	(45,932)
Average tangible common equity	$1,071,204	$1,034,763	$990,574	$1,007,134	$998,205	$1,053,084	$952,495
Operating return on average tangible common equity[1]	13.70%	17.72%	16.95%	17.94%	12.77%	15.66%	14.34%

Efficiency ratio	49.94%	48.42%	47.63%	44.71%	50.76%	49.17%	51.76%
Net interest income	$100,831	$103,389	$106,097	$101,040	$84,480	$204,220	$157,520
Noninterest income	13,692	13,531	14,326	13,021	10,378	27,223	25,475
Plus: Loss on sale of AFS securities, net	—	5,321	—	—	—	5,321	—
Operating noninterest income	13,692	18,852	14,326	13,021	10,378	32,544	25,475
Noninterest expense	57,197	56,615	57,359	50,991	48,153	113,812	94,725
Less: Severance payments	1,194	835	630	—	—	2,029	—
Less: M&A expenses	—	—	—	384	295	—	995
Operating noninterest expense	$56,003	$55,780	$56,729	$50,607	$47,858	$111,783	$93,730
Operating efficiency ratio	48.90%	45.63%	47.11%	44.37%	50.45%	47.21%	51.22%
1 Annualized ratio for quarterly metrics.